THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

SOW GOOD INC.

SENIOR CONVERTIBLE PROMISSORY NOTE

$[•]	April 28, 2025

FOR VALUE RECEIVED, Sow Good Inc., a Delaware corporation (the “Company”), promises to pay to [•] (the “Holder”), or its registered assigns, the principal amount of [•] and 0/100ths dollars ($ [•]), or such greater or lesser amount as shall equal the outstanding principal amount hereof (the “Principal Amount”), together with simple interest from the date of this Senior Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to [•] percent ([•]%) per annum, computed on the basis of a 360-day year . Unless this Note is earlier converted in accordance with Section 5, all unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, shall be due and payable on the earliest to occur of (A) fifteen days following the demand of Holder, which demand may not be made prior to (i) January 1, 2026, (ii) the closing of a Change of Control (as defined below) or (iii) the occurrence of an Event of Default (as defined below) and (B) April 30, 2030 (such earliest date is hereinafter referred to as “Maturity”). Any amounts due and payable hereunder at Maturity may be offset by amounts owed by Holder to the Company with the consent of the parties hereto.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, to which the Holder, by the acceptance of this Note, agrees:

Section 1
Certain Definitions. As used in this Note, the following capitalized terms have the following meanings:
1.1
“Act” shall mean the Securities Act of 1933, as amended.
1.2
“Change of Control” means a change in ownership or control of the Company effected through any of the following transactions:
(a)
a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation or its direct or indirect parent entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;
(b)
a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company; or

(c)
the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a stock purchase transaction or a tender or exchange offer made directly to the Company’s stockholders; provided that in no instances shall a group in which 80% of the beneficial ownership is owned by Claudia and Ira Goldfarb, Lyle Berman and members of his family, and Benno Fischer and members of his family, together or separately, shall be a Change of Control.
1.3
“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.
1.4
“Company” shall have the meaning set forth in the introductory paragraph of this Note.
1.5
“Conversion Rate” have the meaning set forth in Section 5 hereof.
1.6
“Exchange Agreement” means that certain Note Exchange Agreement by and between the Company and Holder.
1.7
“Exchange Cap” shall have the meaning set forth in Section 5 hereof.
1.8
“Event of Default” shall have the meaning set forth in Section 6 hereof.
1.9
“Holder” shall have the meaning set forth in the introductory paragraph of this Note.
1.10
“Indebtedness” shall mean the principal of (and premium, if any), unpaid interest on, amounts reimbursable, fees, expenses, costs of enforcement and any other indebtedness of the Company owed to any third party, whether existing on the date hereof or thereafter.
1.11
“Interest Payment Date” have the meaning set forth in Section 2 hereof.
1.12
“Maturity” shall have the meaning set forth in the introductory paragraph of this Note.
1.13
“Note Conversion Price” means $[0.62/0.63].
1.14
“Note” shall have the meaning set forth in the introductory paragraph of this Note.
1.15
“Principal Amount” shall have the meaning set forth in the introductory paragraph of this Note.
1.16
“Principal Trading Market” have the meaning set forth in Section 5 hereof.
1.17
“Transaction Documents” means this Note and the Exchange Agreement
Section 2
Interest. Accrued interest on this Note shall be payable bi-annually, in arrears on May 1 and November 1 (each an “Interest Payment Date”), beginning on November 1, 2025. At the Company’s election upon not less than three days’ notice prior to an Interest Payment Date (a “PIK Election”), the Company may choose to not pay interest on an Interest Payment Date, upon which date all accrued and unpaid interest as of the Interest Payment Date shall no longer be deemed outstanding and the Principal Amount owed pursuant to this Note shall increase in the corresponding amount.

Section 3
Prepayment. The Note, any accrued but unpaid interest and any other amounts payable under this Note may be prepaid at any time by the Company with ten (10) days advance notice to the holder hereof.
Section 4
Ranking. The indebtedness evidenced by this Note is hereby expressly senior in right of payment to the prior payment in full of all of the Company’s Indebtedness, including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding. The Company shall take all commercially reasonable actions to maintain the seniority of this Note with any Indebtedness. Nothing in this Section 4 shall prohibit Holder from converting all or any part of the outstanding principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note, into equity securities of the Company. In the event of the Company’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Section 4 shall remain in full force and effect. The provisions of this Section 4 are solely for the benefit of Holder and not for the benefit of any other party. In the event of any legal action to enforce the rights of Holder under this Section 4, the party prevailing in such action shall be entitled to its reasonable attorneys’ fees and costs of collection.
Section 5
Conversion.
5.1
Conversion. The Holder may convert any or all of the Principal Amount of the Note outstanding at any time following the date hereof. Immediately upon the Company receiving a conversion notice from the Holder, all or such portion of the outstanding Principal Amount payable under this Note converted, including any accrued but unpaid interest on such amount shall be automatically converted, without any further action by the Holder other than those actions set forth below in Section 5.2, into that number of shares of Common Stock (or such securities or other property that holders of the Common Stock received in connection with a corporate event, including but not limited to a merger, consolidation, amalgamation, reorganization or bankruptcy) determined by dividing (x) the aggregate outstanding principal amount of this Note or such lessor amount being converted and any accrued but unpaid interest thereon by (y) the Note Conversion Price, subject to adjustment pursuant to Section 5.3 (the “Conversion Rate”).
5.2
Conversion Procedure.
(a)
Conversion. Before the Holder shall be entitled to receive any securities upon conversion of this Note, the Holder shall surrender this Note at the Company’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, the Holder shall deliver an indemnity agreement reasonably satisfactory in form and substance to the Company (without the requirement of a bond) or, in the case of mutilation, the Holder shall surrender and cancel this Note. The Company shall, as soon as practicable thereafter issue and deliver to the Holder account statements from the Company’s transfer agent indicating the book-entry position on the Company’s stock ledger of such number of shares to which the Holder shall be entitled upon such conversion or credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the notice of conversion and the person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.
(b)
Fractional Shares; Interest; Nonassessable; Effect of Conversion. No fractional shares or scrip representing fractional shares shall be issued upon conversion of this Note. With respect to any fraction of a share called for upon the conversion of this Note, such fractional share shall be rounded down to the nearest whole share. The Company covenants that the shares of capital stock issuable upon the conversion of this Note will, upon conversion of this Note, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof. Upon conversion of this Note in accordance with this Section 5, the Company shall be forever released from all its obligations and liabilities under this Note.
5.3
Anti-dilution Adjustments. The Conversion Rate shall be adjusted from time to time by the Company in good faith upon stock splits (including reverse stock splits), dividends, distributions of Common Stock, tender offers, spin-offs and similar events upon which securities convertible into publicly traded equity have conversion rate adjustments, and in a manner consistent with such conversion rate adjustments of securities convertible into publicly traded equity, except that the Company shall not make any adjustments to the Conversion Rate if a holder of the Note participates (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Note, in any of the transactions upon which adjustment would occur pursuant to this Section 5.3, without having to convert their Note, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of the Note held by such Holder.
5.4
Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of this Note or otherwise pursuant to the terms of this Note, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Note or otherwise pursuant to the terms of this Note (as the case may be) without breaching the Company’s obligations under the rules or regulations of the Company’s principal trading market for its Common Stock (the “Principal Trading Market”) (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. If a conversion would result in the number of shares of Common Stock exceeding the Exchange Cap, the Principal Amount being converted shall be reduced to an amount such that upon conversion the shares of Common Stock issued will be equal to the Exchange Cap, rounded down to the nearest share, as applicable.
Section 6
Default; Remedies.
6.1
Default. The Company shall be in default under this Note upon the occurrence of any condition or event set forth below (each, an “Event of Default”):
(a)
the Company’s failure to pay (i) when due any principal or interest payment on the due date hereunder, subject to any PIK Election or (ii) any other payment required under the terms of this Note on the date due, and such default shall continue unremedied for a period of 30 days following receipt of written notice signed by the Holder of such failure to pay;
(b)
the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;
(c)
proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement; or
(d)
the Note or any other Transaction Document shall cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of the Company enforceable in accordance with their terms.
6.2
Remedies. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Section 6.1(b) and 6.1(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare the entire outstanding principal amount of the Note, any accrued but unpaid interest and any other amounts payable under the Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 6.1(b) or 6.1(c)), immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.
Section 7
Security Interest. The obligations of the Company under the Note shall be secured by all of the existing and future assets of the Company. The Company covenants to take all commercially reasonable actions to make such filings and take such actions to perfect and maintain such security interest of the Holder pursuant to this Note in the assets of the Company.
Section 8
Charges, Taxes and Expenses. Issuance of certificates or account statements for equity securities issued upon the conversion of this Note shall not be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, and such certificates or account statements shall be issued in the name of the Holder or its assignee.
Section 9
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.
Section 10
Miscellaneous.
10.1
Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, and delivery of an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it connection with the Note (without the requirement of a bond) or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.
10.2
Payment. All payments under this Note shall be made in lawful tender of the United States.
10.3
Waivers and Amendments. This Note and the obligations of the Company and the rights of the Holder under this Note may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company (which shall not be required in connection with a waiver of rights in favor of the Company) and the Holder. This Note may not be changed, waived, discharged or terminated orally but only by a signed statement in writing. Any amendment, waiver, discharge or termination effected in accordance with this Section 10.3 shall be binding upon each Holder and the Company.
10.4
Notices. Any notice, request or other communication required or permitted hereunder shall be given in accordance with the Exchange Agreement.
10.5
Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
10.6
Successors and Assigns. Subject to compliance with applicable federal and state securities laws, this Note and all rights under this Note are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal. The Company may not transfer this Note or any of its rights or obligations hereunder, without the prior written consent of the Holder. Except as otherwise expressly provided in this Note or the Purchase Agreement, the provisions of this Note and the Purchase Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.
10.7
Usury. All agreements between the Company and the Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Holder for the use, forbearance or detention of the money to be loaned under this Note or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to the Holder relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and the Holder shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term of such indebtedness, and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this Section shall control and supersede every other conflicting provision of all agreements between the Company and the Holder. The Holder has been advised by the Company to seek the advice of an attorney and an accountant in connection with the issuance of this Note. The Company has had the opportunity to seek the advice of any attorney and accountant of the Company’s choice in connection with issuance of this Note.
10.8
Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of Holder of any breach or default under this Note or any waiver on the part of Holder of any provisions or conditions of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Note or by law or otherwise afforded to the Investors, shall be cumulative and not alternative.
10.9
Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Note are for convenience of reference only and are not to be considered in construing this Note.
10.10
Construction. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.
10.11
Governing Law. This Note shall be governed by and construed under the laws of the State of New York, without regard to conflicts of law principles.
10.12
Attorneys’ Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.
10.13
eSignature. This Note may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed Note by one party to the other may be made by facsimile or electronic transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Senior Subordinated Convertible Promissory Note to be executed by its duly authorized officer.

SOW GOOD INC.

By:
Name:	Brendon Fischer
Title:	Interim Chief Financial Officer

ACCEPTED AND AGREED TO BY HOLDER:

By:
Name:

Dated:

[Signature Page to Senior Convertible Note]